Exhibit 99.1

Insperity Announces Second Quarter Results

•	Q2 adjusted EPS increases 9% to $0.24 on 5% revenue growth

•	Adjacent business gross profit contribution increases 21% year over year

•	Worksite employees increase 3% sequentially over Q1

HOUSTON – Aug. 1, 2013 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the second quarter and six months ended June 30, 2013. For the second quarter, the company reported adjusted diluted earnings per share of $0.24, a 9.1% increase over the 2012 period. These earnings exclude costs of $0.10 per share arising from the previously reported non-cash impairment charge related to the company's minority interest in The Receivables Exchange. Adjusted net income of $6.2 million excludes $2.7 million of costs related to the impairment. In accordance with generally accepted accounting principles ("GAAP"), net income for the second quarter of 2013 was $3.5 million, or $0.14 per diluted share.

“We are pleased with these strong second quarter financial results achieved while growing the number of Business Performance Advisors by 20% over the first quarter,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “Corresponding sales activity is ramping up commensurately, including leads, opportunities to bid and sales of business performance solutions in our adjacent businesses. These activities lay the groundwork for a strong fall selling season and accelerating growth into 2014.”

Second Quarter Results

Revenues for the second quarter of 2013 increased 5.4% over the second quarter of 2012 due to a 2.0% increase in the average number of worksite employees paid per month and a 3.4% increase in revenues per worksite employee per month.

Gross profit increased 12.0% over the second quarter of 2012 to $97.7 million. The average gross profit per worksite employee per month increased $23, or 9.8% to $257, compared to the second quarter of 2012. The primary driver of this increase was a lower deficit in the benefits costs center.

Operating expenses increased 12.4% to $87.5 million compared to the second quarter of 2012. This increase included costs associated with the hiring of additional Business Performance Advisors, the implementation of the company's health care reform strategy, and the run rate from technology and personnel investments made in our Workforce OptimizationTM solution and adjacent businesses over the past year. Operating expenses per worksite employee per month increased 10.0% to $230 in the 2013 quarter compared to $209 in the 2012 quarter.

Other non-operational expenses totaling $2.7 million included a non-cash impairment charge related to the company's minority investment in The Receivables Exchange.

Year-to-Date Results

For the six months ended June 30, 2013, the company reported adjusted net income of $19.3 million and adjusted diluted earnings per share of $0.75. These earnings exclude costs of $2.7 million, or $0.10 per share associated with the impairment charge. On a GAAP basis, net income for the six months ended June 30, 2013 was $16.7 million, or $0.65 per diluted share.

Year-to-date revenues were $1.2 billion, an increase of 4.0% over the 2012 period. Gross profit for the six months ended June 30, 2013, increased 8.2% to $205.9 million. The average gross profit per worksite employee per month increased $16, or 6.2%, to $274 in the 2013 period from $258 in the 2012 period.

Year-to-date operating expenses increased 10.0% over the first six months of 2012 to $173.6 million. On a per worksite employee per month basis, operating expenses increased 7.9% to $231 in the 2013 period from $214 in the 2012 period.

Adjusted EBITDA increased 3.9% to $48.5 million compared to the first six months of 2012. Cash outlays included dividends of $8.7 million, capital expenditures of $6.6 million and the repurchase of 532,374 shares at a cost of $15.1 million. Working capital at June 30, 2013, was $118.5 million, an increase of $2.8 million over December 31, 2012.

“With an increase in adjusted EBITDA, strong working capital and no debt, we are positioned to continue to invest in growth and provide ongoing returns to stockholders in the form of dividends and stock repurchases,” said Douglas S. Sharp, senior vice-president of finance, chief financial officer and treasurer.

Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, give guidance for the third quarter and update the full year 2013 guidance, and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 16236195. The call will also be webcast at http://ir.insperity.com. The conference call script and company guidance will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 16236195, for one week. The webcast will be archived for one year.

Insperity, a trusted advisor to America’s best businesses for more than 27 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity® Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce OptimizationTM solution. Additional company offerings include Human Capital Management, Payroll Services, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Financial Services, Expense Management, Retirement Services and Insurance Services. Insperity business performance solutions support more than

100,000 businesses with over 2 million employees. With 2012 revenues of $2.2 billion, Insperity operates in 57 offices throughout the United States. For more information, visit http://www.insperity.com.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) continued effects of the economic recession and general economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation contracts at expiration of current contracts; (iv) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (v) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (vi) changes in the competitive environment in the PEO industry, including the entrance of new competitors and our ability to renew or replace client companies; (vii) our liability for worksite employee payroll, payroll taxes and benefits costs; (viii) our liability for disclosure of sensitive or private information; (ix) our ability to integrate or realize expected returns on our acquisitions; and (x) an adverse final judgment or settlement of claims against Insperity. These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Insperity, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	June 30, 2013	December 31, 2012
	(Unaudited)
Assets:
Cash and cash equivalents	$178,493	$264,544
Restricted cash	47,467	47,149
Marketable securities	52,686	16,904
Accounts receivable, net	200,404	190,386
Prepaid insurance	17,742	15,620
Other current assets	9,384	9,651
Deferred income taxes	4,125	7,211
Total current assets	510,301	551,465

Property and equipment, net	91,210	93,942
Prepaid health insurance	9,000	9,000
Deposits	72,947	67,201
Goodwill and other intangible assets, net	22,775	23,775
Other assets	2,085	4,817
Total assets	$708,318	$750,200

Liabilities and Stockholders' Equity:
Accounts payable	$2,605	$3,660
Payroll taxes and other payroll deductions payable	129,682	178,534
Accrued worksite employee payroll cost	172,229	150,070
Accrued health insurance costs	5,274	13,942
Accrued workers’ compensation costs	50,281	49,484
Accrued corporate payroll and commissions	17,265	23,537
Other accrued liabilities	14,415	12,478
Income taxes payable	39	4,054
Total current liabilities	391,790	435,759

Accrued workers’ compensation costs	66,868	64,536
Deferred income taxes	8,183	9,000
Total noncurrent liabilities	75,051	73,536

Stockholders’ equity:
Common stock	308	308
Additional paid-in capital	134,349	133,207
Treasury stock, at cost	(142,468)	(133,950)
Accumulated other comprehensive income (loss), net of tax	(3)	16
Retained earnings	249,291	241,324
Total stockholders’ equity	241,477	240,905
Total liabilities and stockholders’ equity	$708,318	$750,200

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	Change	2013	2012	Change
Operating results:
Revenues (gross billings of $3.167 billion, $3.039 billion, $6.499 billion and $6.271 billion, less worksite employee payroll cost of $2.620 billion, $2.520 billion, $5.340 billion and $5.156 billion, respectively)	$547,274	$519,256	5.4%	$1,159,110	$1,114,433	4.0%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	449,528	431,962	4.1%	953,246	924,135	3.2%
Gross profit	97,746	87,294	12.0%	205,864	190,298	8.2%
Operating expenses:
Salaries, wages and payroll taxes	45,689	40,047	14.1%	93,900	83,370	12.6%
Stock-based compensation	3,292	2,801	17.5%	5,602	4,956	13.0%
Commissions	3,533	3,506	0.8%	6,740	6,941	(2.9)%
Advertising	9,720	8,566	13.5%	14,970	13,321	12.4%
General and administrative expenses	20,039	18,494	8.4%	42,025	40,572	3.6%
Depreciation and amortization	5,245	4,465	17.5%	10,390	8,677	19.7%
Total operating expenses	87,518	77,879	12.4%	173,627	157,837	10.0%
Operating income	10,228	9,415	8.6%	32,237	32,461	(0.7)%
Other income (expense):
Interest, net	60	156	(61.5)%	129	320	(59.7)%
Other, net	(2,676)	20	—	(2,667)	144	—
Income before income tax expense	7,612	9,591	(20.6)%	29,699	32,925	(9.8)%
Income tax expense	4,124	3,970	3.9%	13,038	13,420	(2.8)%
Net income	$3,488	$5,621	(37.9)%	$16,661	$19,505	(14.6)%
Less distributed and undistributed earnings allocated to participating securities	$(124)	$(162)	(23.5)%	$(481)	$(564)	(14.7)%
Net income allocated to common shares	$3,364	$5,459	(38.4)%	$16,180	$18,941	(14.6)%
Basic net income per share of common stock	$0.14	$0.22	(36.4)%	$0.65	$0.75	(13.3)%
Diluted net income per share of common stock	$0.14	$0.22	(36.4)%	$0.65	$0.75	(13.3)%

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	Change	2013	2012	Change

Statistical Data:
Average number of worksite employees paid per month	126,696	124,219	2.0%	125,044	123,079	1.6%
Revenues per worksite employee per month(1)	$1,440	$1,393	3.4%	$1,545	$1,509	2.4%
Gross profit per worksite employee per month	257	234	9.8%	274	258	6.2%
Operating expenses per worksite employee per month	230	209	10.0%	231	214	7.9%
Operating income per worksite employee per month	27	25	8.0%	43	44	(2.3)%
Net income per worksite employee per month	9	15	(40.0)%	22	26	(15.4)%

(1) Gross billings of $8,332, $8,156, $8,663 and $8,491 per worksite employee per month, less payroll cost of $6,892, $6,763, $7,118 and $6,982 per worksite employee per month, respectively.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

GAAP to Non-GAAP Reconciliation Tables

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	Change	2013	2012	Change

Payroll cost (GAAP)	$2,619,690	$2,520,058	4.0%	$5,340,202	$5,156,187	3.6%
Less: Bonus payroll cost	171,362	204,042	(16.0)%	513,927	571,865	(10.1)%
Non-bonus payroll cost	$2,448,328	$2,316,016	5.7%	$4,826,275	$4,584,322	5.3%

Payroll cost per worksite employee per month (GAAP)	$6,892	$6,763	1.9%	$7,118	$6,982	1.9%
Less: Bonus payroll cost per worksite employee per month	451	548	(17.7)%	685	774	(11.5)%
Non-bonus payroll cost per worksite employee per month	$6,441	$6,215	3.6%	$6,433	$6,208	3.6%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees. Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program. As a result, Insperity management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

	Three Months Ended June 30,			Six Months Ended June 30,

	2013	2012	Change	2013	2012	Change

Net income (GAAP)	$3,488	$5,621	(37.9)%	$16,661	$19,505	(14.6)%
Income tax expense	4,124	3,970	3.9%	13,038	13,420	(2.8)%
Interest expense	88	88	—	176	176	—
Depreciation and amortization	5,245	4,465	17.5%	10,390	8,677	19.7%
EBITDA	12,945	14,144	(8.5)%	40,265	41,778	(3.6)%
Impairment charge	2,679	—	—	2,679	—	—
Stock-based compensation	3,292	2,801	17.5%	5,602	4,956	13.0%
Adjusted EBITDA	$18,916	$16,945	11.6%	$48,546	$46,734	3.9%

EBITDA represents net income computed in accordance with generally accepted accounting principles (“GAAP”), plus interest expense, income tax expense, depreciation and amortization expense. Insperity management believes EBITDA and adjusted EBITDA are often useful measures of the company’s operating performance, as they allow for additional analysis of the company’s operating results separate from the impact of taxes and capital and financing transactions on earnings.

	Three Months Ended June 30,			Six Months Ended June 30,

	2013	2012	Change	2013	2012	Change

Net income (GAAP)	$3,488	$5,621	(37.9)%	$16,661	$19,505	(14.6)%
Impairment charge	2,679	—	—	2,679	—	—
Adjusted net income	$6,167	$5,621	9.7%	$19,340	$19,505	(0.8)%

	Three Months Ended June 30,			Six Months Ended June 30,

	2013	2012	Change	2013	2012	Change

Diluted net income per share of common stock (GAAP)	$0.14	$0.22	(36.4)%	$0.65	$0.75	(13.3)%
Impairment charge	0.10	—	—	0.10	—	—
Adjusted diluted net income per share of common stock	$0.24	$0.22	9.1%	$0.75	$0.75	—

Adjusted net income and adjusted diluted net income per share of common stock represent net income and diluted net income per share computed in accordance with GAAP, excluding the impact of the impairment charge related to The Receivables Exchange. Insperity management believes adjusted net income and adjusted diluted net income per share are useful measures of the company's operating performance in this period, as they allow for additional analysis of the company's operating results separate from the impact of the impairment.

Non-bonus payroll, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies. Non-bonus payroll, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Insperity includes non-bonus payroll, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock in this press release because the company believes they are useful to investors in allowing for greater transparency related to the costs incurred under the company’s workers’ compensation program and the company’s operating performance during the periods presented. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.